UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 7, 2010

AMERICAN DENTAL PARTNERS, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	0-23363	04-3297858
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

American Dental Partners, Inc.

401 Edgewater Place, Suite 430

Wakefield, Massachusetts 01880

(Address of Principal Executive Offices, Including Zip Code)

Registrant’s telephone number, including area code: (781) 224-0880

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement

On May 7, 2010, American Dental Partners, Inc. (the “Company”) entered into a $180 million senior secured credit facility, which comprises a $100 million revolving line of credit and an $80 million term loan. Borrowings under the new credit facility were used to retire the Company’s existing $130 million senior secured credit facility. The balance of the new credit facility is available for acquisitions, working capital and other general corporate purposes. At closing, the Company had approximately $93 million of borrowings outstanding under the credit facility. The credit facility matures in May 2014.

Parties to the credit facility include Bank of America, N.A., as administrative agent, letter of credit issuer and swing line lender; Banc of America Securities LLC, RBS Securities Inc. and KeyBank National Association as co-lead arrangers and co-book managers; Wells Fargo Bank, National Association and TD Securities (USA) LLC, as co-documentation agents; and RBS Citizens, N.A. and KeyBank National Association, as co-syndication agents. Lenders under the credit facility include Bank of America, N.A.; Keybank National Association; RBS Citizens, N.A.; Wells Fargo Bank, National Association; Toronto Dominion (New York) LLC; Union Bank, N.A.; and Regions Bank.

Borrowings under the credit facility bear interest at either prime or LIBOR plus a margin, at the Company’s option. The margin is based upon the Company’s debt coverage ratio as follows:

Debt Coverage Ratio (Debt/EBITDA)	Credit Spread
≥2.50x	+3.75%
≥2.00x	+3.25%
≥1.50x	+2.75%
≥1.00x	+2.25%
<1.00x	+2.00%

The Company also will pay a commitment fee on the unused balance of the credit facility ranging from 0.375% to 0.50%. Borrowings are limited to an availability formula based on earnings before income taxes, depreciation and amortization, adjusted for certain items, and are collateralized by a first lien on substantially all of the Company’s assets, including a pledge of the stock of its subsidiaries.

The credit facility contains various restrictions and covenants, including requirements that the Company and its subsidiaries maintain certain financial ratios at prescribed levels and other standard negative covenants. Under the credit facility, the Company must comply with the following financial covenants: (i) the Company will not permit its consolidated net worth at any time to be less than the sum of: (a) 85% of the consolidated net worth reflected on the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, plus (b) 50% of positive consolidated net income for each fiscal quarter ending after March 31, 2010, plus (c) 100% of the proceeds of any equity offering occurring after the closing; (ii) the Company will not permit the leverage ratio for any testing period to exceed the following maximum ratio: (w) closing through December 31, 2011 – 3.00 to 1.00, (x) January 1, 2012 through December 31, 2012 – 2.75 to 1.00, (y) January 1, 2012 through December 31, 2013 – 2.50 to 1.00, and (z) from and after January 1, 2014 – 2.25 to 1.00; and (iii) the Company will not permit the fixed coverage ratio to be less than 1.15 to 1.00.

The credit facility contains other standard negative covenants, including restrictions on: (i) liens; (ii) indebtedness, including guarantees and other contingent obligations; (iii) investments, including loans, advances and acquisitions (with an annual $50 million permitted acquisition basket); (iv) mergers and other fundamental changes; (v) sales and other dispositions of property or assets; (vi) payments of dividends and other distributions and share repurchases (with a $10 million basket for distributions and a $10 million basket for share repurchases); (vii) changes in the nature of business; (viii) transactions with affiliates; (ix) burdensome agreements; (x) use of proceeds; (xi) amendments of organizational documents; (xii) changes in accounting policies or reporting practices; (xiii) prepayments of other indebtedness; (xiv) modification or termination of documents related to certain indebtedness; (xv) modification or termination of management service agreements; and (xvi) lease obligations.

The credit facility contains customary events of default including, without limitation, the following: (i) nonpayment of principal, interest, fees or other amounts; (ii) failure to perform or observe covenants set forth in the credit facility within a specified period of time; (iii) any representation or warranty proving to have been incorrect in any material respect when made or confirmed (except to the extent already qualified by materiality); (iv) cross-default to other indebtedness; (v) bankruptcy and insolvency defaults (with grace period for involuntary proceedings); (vi) inability to pay debts; (vii) monetary judgment defaults in an amount to be agreed and material nonmonetary judgment defaults; (viii) customary ERISA defaults; (ix) actual or asserted invalidity or impairment of any loan documentation and/or liens; (x) change of control; (xi) material adverse effect; and (xii) management service agreement termination events. During the continuance of any default under the credit facility, the applicable margin on obligations owing under the credit facility will increase by 2% per annum.

The Company may prepay the outstanding borrowings under the credit facility in whole or in part at any time without premium or penalty, subject to reimbursement of the lenders’ breakage and redeployment costs in the case of prepayment of LIBOR borrowings. Each such prepayment of the term loan facility will be applied to the principal installments of that facility in inverse order of maturity. The unutilized portion of the commitments under the revolving credit facility may be irrevocably reduced or terminated by the Company at any time without penalty.

The Company has agreed that the applicable margin under the credit facility for the period from May 7, 2010 to the date of delivery of a compliance certificate for the quarter ended September 30, 2010 will be LIBOR plus a credit spread of 3.25%. The Company’s interest rate swap on $20 million of its borrowings, which effectively converted three-month floating LIBOR interest rate exposure plus a credit spread to a fixed 5.00% plus a credit spread, will remain in effect until February 2012. The Company is required to make quarterly payments of principal on the term loan in an amount equal to the product of (a) the sum of (x) the total term loan commitment plus (y) the aggregate amount of additional term loans made under the credit facility times (b) 2.50%.

Item 1.02.	Termination of a Material Definitive Agreement

In connection with the entry into the new senior secured credit facility, the Company used borrowings under that credit facility to repay the outstanding balance under, and terminate, its existing senior secured credit facility dated August 21, 2009 among the Company and its Subsidiaries that were parties thereto, KeyBank National Association and other financial institutions party thereto.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 of this Form 8-K concerning the new senior secured credit facility is hereby incorporated into this Item 2.03.

Item 8.01.	Other Events

On May 10, 2010, the Company issued a press release announcing the new senior secured credit facility. A copy of the press release is furnished as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release issued by the Company dated May 10, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN DENTAL PARTNERS, INC.
(Registrant)
May 12, 2010
/s/ Breht T. Feigh
Breht T. Feigh
Executive Vice President, Chief Financial Officer and Treasurer
(principal financial officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Company dated May 10, 2010.